Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form SB-2 pertaining to 8,500,000 shares of Watchtower, Inc. common stock of our report dated July 12, 2007 on the financial statements of Watchtower, Inc. for the period February 21, 2007 (inception) to June 30, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ WOLINETZ, LAFAZAN & COMPANY, P.C.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
July 25, 2007